Exhibit 99.1

Contact: Arena Pharmaceuticals, Inc.	Media Contact: Russo Partners

Cindy McGee, Vice President,	David Schull, President
Investor Relations & Alliance Management	david.schull@russopartnersllc.com
cmcgee@arenapharm.com	858.717.2310
858.453.7200, ext. 1479

www.arenapharm.com

Arena Pharmaceuticals Provides Corporate Update and

Reports Fourth Quarter and Full Year 2013 Financial Results

– Conference Call and Webcast Scheduled for Today at 5:00 p.m. Eastern Time –

SAN DIEGO, CA, February 27, 2014 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today provided a corporate update and reported financial results for the fourth quarter and full year ended December 31, 2013.

“The 2013 US commercial launch of BELVIQ®, global expansion of our collaboration with Eisai, and the advancement of our research and development programs have positioned Arena for an outstanding year in 2014,” said Jack Lief, Arena’s President and Chief Executive Officer. “As we embrace the challenge of improving health by bringing innovative medicines to patients, we are focused on obtaining regulatory approval of BELVIQ around the world for chronic weight management, pursuing additional lorcaserin opportunities, and advancing our pipeline of internally discovered compounds targeting G protein-coupled receptors.”

Fourth Quarter and Recent Developments

BELVIQ® (lorcaserin HCl) CIV US Commercial Update

•	Eisai has doubled the size of the sales force detailing BELVIQ to approximately 400 representatives, expanding the reach to approximately 65,000 physicians in the United States.

•	Eisai estimated that it has expanded the number of people who are commercially insured in the United States with coverage for BELVIQ from approximately 30% at launch to more than 50%. A patient’s individual coverage for BELVIQ will vary, and may depend on the design of the patient’s employer benefit or health plan.

•	In the fourth quarter of 2013, Arena recognized $2.4 million in BELVIQ product revenue, of which $2.3 million represented 31.5% of Eisai’s net product sales and $0.1 million related to redemptions of the 15-day free trial voucher.

BELVIQ Rest of World

•	Arena and Eisai expanded the BELVIQ collaboration to provide Eisai with exclusive commercialization rights for all countries worldwide, except for South Korea, Taiwan, Australia, New Zealand and Israel. Under the terms of the agreement, Arena received an upfront payment of $60.0 million from Eisai.

•	Eisai Laboratorios Ltda. filed for marketing authorization of BELVIQ as a treatment for chronic weight management in Brazil. In connection with the filing, Arena achieved a $0.5 million milestone payment from Eisai.

•	Ildong Pharmaceutical Co., Ltd., filed for marketing authorization of BELVIQ as a treatment for chronic weight management in South Korea.

Research & Development

•	Under the expanded collaboration, Eisai and Arena have prioritized investigational clinical programs evaluating the potential of lorcaserin:

•	As an aid to smoking cessation;

•	When co-administered with phentermine for weight management;

•	For reducing conversion to type 2 diabetes;

•	For reducing adverse cardiovascular events; and

•	As a once-daily formulation.

•	Eisai initiated dosing in a 12-week pilot study of lorcaserin and phentermine when co-administered, the primary endpoint of which is safety. This randomized, double-blind and parallel-group study will enroll approximately 225 overweight and obese adults.

•	Eisai initiated dosing in CAMELLIA (Cardiovascular And Metabolic Effects of Lorcaserin In Overweight And Obese Patients), a randomized, double-blind, and placebo-controlled cardiovascular outcomes trial that will enroll approximately 12,000 overweight and obese adults with cardiovascular disease or multiple cardiovascular risk factors. The trial is expected to run for approximately five years.

•	CAMELLIA is designed to evaluate lorcaserin’s effect on the incidence of major adverse cardiovascular events, or MACE (non-fatal myocardial infarction, non-fatal stroke and cardiovascular death), as compared to placebo, a postmarketing requirement of the US Food and Drug Administration.

•	In addition to the required portion of this trial, CAMELLIA will also investigate whether lorcaserin reduces the incidence of conversion to type 2 diabetes and MACE+ (MACE or hospitalization for unstable angina or heart failure, or any coronary revascularization), both as compared to placebo.

•	Arena initiated dosing in a Phase 1 clinical trial of APD371, an orally available agonist of the cannabinoid-2 receptor intended for the treatment of pain. This randomized, double-blind and placebo-controlled trial will evaluate the safety, tolerability and pharmacokinetics of single-ascending doses of APD371 in up to 56 healthy adult volunteers.

•	Arena completed a Phase 1 single-ascending dose clinical trial of APD334, an orally available agonist of the sphingosine 1-phosphate subtype 1, or S1P1, receptor intended for the treatment of a number of conditions related to autoimmune diseases. Arena plans to initiate a Phase 1 multiple-ascending dose clinical trial of APD334 this year.

•	Arena completed an initial study to evaluate the safety, tolerability and pharmacokinetic properties of different formulations of lorcaserin 20 mg extended release tablets, and selected a once-daily formulation for further development.

Fourth Quarter 2013 Financial Results

•	Revenues totaled $6.5 million, including $2.4 million in BELVIQ product revenue, of which $2.3 million represented 31.5% of Eisai’s net product sales and $0.1 million related to redemptions of the 15-day free trial voucher.

•	Research and development expenses totaled $19.0 million.

•	General and administrative expenses totaled $8.1 million.

•	Net loss allocable to common stockholders was $23.5 million, or $0.11 per share.

•	At December 31, 2013, cash and cash equivalents totaled $221.9 million.

•	At December 31, 2013, approximately 218.8 million shares of common stock were outstanding.

Full Year 2013 Financial Results

•	Revenues totaled $81.4 million, including $66.0 million in milestone payments from Eisai and $5.7 million in BELVIQ product revenue, of which $5.3 million represented 31.5% of Eisai’s net product sales and $0.4 million related to redemptions of the 15-day free trial voucher.

•	Research and development expenses totaled $66.5 million.

•	General and administrative expenses totaled $31.7 million.

•	Net loss allocable to common stockholders was $19.4 million, or $0.09 per share.

2014 Financial Guidance

Arena expects the majority of its 2014 revenues will be payments from collaborators based on net product sales of BELVIQ and regulatory milestones. In addition, Arena expects 2014 revenues of approximately $9.0 million from amortization of upfront payments from existing collaborations, approximately $7.0 million in development and patent reimbursements from Eisai, and approximately $1.0 million from manufacturing services for Siegfried.

Arena expects full year 2014 research and development expenses of approximately $90.0 million to $98.0 million, including non-cash expenses of approximately $9.0 million, and approximately $6.0 million in development expenses reimbursed by Eisai and included in revenue. Arena also expects full year 2014 general and administrative expenses of approximately $30.0 million to $36.0 million, including non-cash expenses of approximately $6.0 million and approximately $1.0 million in patent expenses reimbursed by Eisai and included in revenue. In addition, Arena expects to spend approximately $9.0 million to $10.0 million in capital expenditures, primarily related to its manufacturing facility in Switzerland. Arena will continue to manage expenses, taking into account its revenues and shared costs with collaborators.

Scheduled Conference Call and Webcast

Arena will host a conference call and webcast to provide a corporate update and report fourth quarter and full year 2013 financial results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be accessed by dialing 877.643.7155 for domestic callers and 914.495.8552 for international callers. Please specify to the operator that you would like to join the “Arena Pharmaceuticals’ Fourth Quarter and Full Year 2013 Financial Results Call.” The conference call will be webcast live under the investor relations section of Arena’s website at www.arenapharm.com and will be archived there for 30 days following the call. Please connect to Arena’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

About BELVIQ® (lorcaserin HCl) CIV

BELVIQ (pronounced BEL-VEEK) is approved by the US Food and Drug Administration for chronic weight management and is available by prescription in the United States. BELVIQ is believed to decrease food consumption and promote satiety by selectively activating serotonin 2C receptors in the brain. The exact mechanism of action is not known. For more information about BELVIQ, click here for the full Product Information or visit www.BELVIQ.com.

BELVIQ is indicated to be used along with a reduced-calorie diet and increased physical activity for chronic weight management in adult patients with an initial body mass index of:

•	30 kg/m2 or greater (obese), or

•	27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, dyslipidemia, type 2 diabetes).

Limitations of Use:

•	The safety and efficacy of coadministration of BELVIQ with other products intended for weight loss including prescription drugs (e.g., phentermine), over-the-counter drugs, and herbal preparations have not been established.

•	The effect of BELVIQ on cardiovascular morbidity and mortality has not been established.

In clinical trials, the most common adverse reactions for patients without diabetes treated with BELVIQ were headache, dizziness, fatigue, nausea, dry mouth, and constipation. In patients with diabetes, the most common adverse reactions were hypoglycemia, headache, back pain, cough, and fatigue.

Arena has granted exclusive marketing and distribution rights to Eisai for most territories worldwide, to Ildong Pharmaceutical Co., Ltd., for South Korea, and to CY Biotech Company Limited for Taiwan. Arena plans to enter into additional collaborations to commercialize BELVIQ in Australia, New Zealand and Israel.

About Arena Pharmaceuticals

Arena is embracing the challenge of improving health by seeking to bring innovative medicines targeting G protein-coupled receptors to patients. BELVIQ® (lorcaserin HCl), Arena’s internally discovered drug, is approved in the United States and is under review for regulatory approval in additional territories. Arena’s US operations are located in San Diego, California, and its operations outside of the United States, including its commercial manufacturing facility, are located in Zofingen, Switzerland. For more information, visit Arena’s website at www.arenapharm.com.

Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc. BELVIQ® is a registered trademark of Arena Pharmaceuticals GmbH.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the advancement, therapeutic indication, use, safety, efficacy, mechanism of action and potential of BELVIQ or lorcaserin; Arena’s position and expectations for 2014; embracing the challenge of improving health; bringing innovative medicines; research and development relating to lorcaserin, including the prioritized areas and related indications, formulations and combinations; the BELVIQ sales force, including the number of representatives and related expectations and significance; reimbursement coverage for BELVIQ; advancing Arena’s pipeline and research and development programs; the protocol, design, scope, enrollment, timing, expectations and other aspects of Arena’s or its collaborators’ studies or trials; financial guidance and expectations; regulatory review and approval and commercialization of BELVIQ; plans to enter into additional collaborations and the commercialization of BELVIQ in additional territories; and Arena’s focus, plans, goals, strategy, expectations, research and development programs, and ability to discover and develop compounds and commercialize drugs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: risks related to commercializing drugs, including regulatory, manufacturing, supply and marketing issues and the availability and use of BELVIQ; cash and revenues generated from BELVIQ, including the impact of competition; Arena’s revenues will be based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena’s guidance or previously reported results; the timing and outcome of regulatory review is uncertain, and BELVIQ may not be approved for marketing when expected or ever in combination with another drug, for another indication or using a different formulation or in any other territory for any indication; regulatory decisions in one territory may impact other regulatory decisions and Arena’s business prospects; government and commercial reimbursement and pricing decisions; risks related to relying on collaborative arrangements; the timing and receipt of payments and fees, if any, from collaborators; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; data and other information related to any of Arena’s research and development may not meet regulatory requirements or otherwise be sufficient for (or Arena or a collaborator may not pursue) further research and development, regulatory review or approval or continued marketing; Arena’s ability to obtain and defend patents; the timing, success and cost of Arena’s research and development; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; having adequate funds; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Arena Pharmaceuticals, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(unaudited)		(Note)
Revenues
Net product sales	$2,372	$0	$5,702	$0
Eisai collaborative revenue	3,483	975	72,416	23,617
Manufacturing services	509	893	2,690	3,817
Other collaborative revenue	152	68	586	153

Total revenues	6,516	1,936	81,394	27,587

Operating Costs & Expenses
Cost of product sales	289	0	1,803	0
Cost of manufacturing services	1,091	832	4,377	3,671
Research & development	19,040	13,947	66,468	54,112
General & administrative	8,067	7,263	31,681	26,226
Amortization of acquired technology & other intangibles	0	174	0	691

Total operating costs & expenses	28,487	22,216	104,329	84,700

Interest & Other Income (Expense)
Interest income	21	38	89	119
Interest expense	(1,758)	(1,796)	(7,091)	(9,120)
Gain (Loss) from valuation of derivative liabilities	49	461	10,150	(13,425)
Loss on extinguishment of debt	0	0	0	(6,338)
Other	200	297	352	400

Total interest & other income (expense), net	(1,488)	(1,000)	3,500	(28,364)

Net loss	(23,459)	(21,280)	(19,435)	(85,477)
Deemed dividend related to beneficial conversion feature of convertible preferred stock	0	0	0	(2,824)

Net loss allocable to common stockholders	$(23,459)	$(21,280)	$(19,435)	$(88,301)

Net loss per share allocable to common stockholders:
Basic	$(0.11)	$(0.10)	$(0.09)	$(0.45)

Diluted	$(0.11)	$(0.10)	$(0.09)	$(0.45)

Shares used in calculating net loss per share allocable to common stockholders:
Basic	218,643	217,309	218,104	196,524

Diluted	218,643	217,309	218,104	196,524

Note: The Condensed Consolidated Statements of Operations has been derived from the audited financial statements for the year ended December 31, 2012, and from the unaudited financial statements for the year ended December 31, 2013.

Arena Pharmaceuticals, Inc. Condensed Consolidated Balance Sheet Data (In thousands)

	December 31, 2013	December 31, 2012
	*	*
Assets

Cash & cash equivalents	$221,878	$156,091
Accounts receivable	10,602	5,556
Inventory	12,759	6,058
Prepaid expenses & other current assets	3,571	3,454
Land, property & equipment, net	77,388	75,417
Acquired technology & other non-current assets	13,609	14,630

Total assets	$339,807	$261,206

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$30,827	$10,210
Total deferred revenues	139,190	62,735
Total derivative liabilities	4,892	15,042
Total lease financing obligations & other long-term liabilities	73,041	74,580
Total stockholders’ equity	91,857	98,639

Total liabilities & stockholders’ equity	$339,807	$261,206

*	The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of December 31, 2012, and from the unaudited financial statements as of December 31, 2013.

###